SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934


       Date of Report (Date of earliest event reported): November 18, 1999


                       FRONTIER ADJUSTERS OF AMERICA, INC.
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             (Exact name of registrant as specified in its charter)


           ARIZONA                    1-12902                  86-0477573
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(State or other jurisdiction    (Commission File No.)      (IRS Employer ID No.)
     of incorporation)


                  45 East Monterey Way, Phoenix, Arizona 85011
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               (Address of principal executive office) (Zip Code)


       Registrant's telephone number, including area code: (602) 264-1061


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          (Former name or former address, if changed since last report)

                       FRONTIER ADJUSTERS OF AMERICA, INC.

                                    FORM 8-K

                                 CURRENT REPORT


ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     United Financial Adjusting Company ("UFAC") is the owner of 5,258,513 shares of the Company's Common Stock. The shares of Common Stock owned by UFAC represent 58.7% of the Company's issued and outstanding Common Stock (58.1% on a fully diluted basis).

     UFAC  was  a  wholly  owned  subsidiary  of  The  Progressive   Corporation
("Progressive").  On November 18, 1999, Progressive filed an amendement to their
Schedule 13D indicating a change in ownership of UFAC.

     Pursuant  to  a   Contribution   Agreement   dated  October  1,  1999  (the
"Contribution Agreement") between Progressive and Netrex L.L.C., a New York limited liability company ("Netrex"), on November 5, 1999 (i) Progressive contributed (the "Contribution") all of the common stock of UFAC to Netrex Holdings L.L.C., a newly-formed Delaware limited liability company ("Netrex Holdings"), in exchange for 51.3% of the outstanding units of Netrex Holdings, and (ii) Netrex was issued the remaining outstanding units of Netrex Holdings. As a result of the Contribution, UFAC was transferred from a wholly owned subsidiary of Progressive to a wholly owned subsidiary of Netrex Holdings. Netrex Holdings is governed by an Operating Agreement dated November 5, 1999 between Progressive and Netrex, pursuant to which the business operations and affairs of Netrex Holdings is managed by Netrex Corp., a New York corporation ("Netrex Corp."). Netrex Corp. is an affiliate of Netrex and not of Progressive, and may only be removed as manager of Netrex Holdings by unanimous consent of all of the members of Netrex Holdings.

     As a result of the transactions contemplated by the Contribution Agreement, Progressive has informed the Company that Progressive is not able to direct the vote or disposition of, and does not share the power to direct the vote or disposition of, any of the Company's Common Shares.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     December 2, 1999                   FRONTIER ADJUSTERS OF AMERICA, INC.

                                        By: /s/ Francis J. LaPallo
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                                            Francis J. LaPallo
                                            Executive Vice President